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                                                                     EXHIBIT 1.1

                            PIKE ELECTRIC CORPORATION

                        13,500,000 Shares of Common Stock

                             Underwriting Agreement

                                                                    July -, 2005

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
  as Representatives of the
  several Underwriters listed
  in Schedule I hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

      Pike Electric Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (the "Underwriters") listed in Schedule I to this agreement (this "Agreement"), for whom you are acting as representatives (the "Representatives"), an aggregate of 10,000,000 shares of common stock, par value $0.001 per share (the "Stock"), of the Company, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 3,500,000 shares and, at the option of the Underwriters, up to 2,025,000 additional shares of Stock. The aggregate of 13,500,000 shares to be sold by the Company and the Selling Stockholders are herein called the "Underwritten Shares," and the aggregate of 2,025,000 additional shares to be sold by LGB Pike II LLC are herein called the "Option Shares." The Underwritten Shares and the Option Shares are herein referred to as the "Shares."

      As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on the Schedule I to this Agreement up to 675,000 shares for sale to the Company's employees, officers and directors, selected business associates and certain related persons of the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 A.M. New York City time on the business day (as hereinafter defined) following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

      The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
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      1. Registration Statement. The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-124117) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

      2. Purchase of the Shares by the Underwriters. (a) The Company and each of the Selling Stockholders agree, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders at a purchase price per share of $- (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all the Selling Stockholders hereunder.

      In addition, LGB Pike II LLC agrees to sell the Option Shares to the several Underwriters, and the Underwriters shall have the option to purchase at their election up to 2,025,000 Option Shares at the Purchase Price. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from LGB Pike II LLC at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder.

      The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and LGB Pike II LLC. Such notice shall set
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                                                                               3


forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor, unless the Representatives and LGB Pike II LLC otherwise agree, earlier than the second or later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

      (b) The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable and initially intend to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

      (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders to the Representatives, in the case of the Underwritten Shares, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on -, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Stockholders may agree upon in writing, or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date," and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date."

      On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Selling Stockholders shall deliver to the Company's transfer agent a properly executed stock power and an instruction to transfer ownership of the specific number of Shares to be sold by them to Cede & Co., as nominee of The Depository Trust Company ("DTC"), on the Closing Date or the Additional Closing Date, as the case may be. On the Closing Date or the Additional Closing Date, as the case may be, the Selling Stockholders shall cause DTC to credit security entitlements with respect to the Shares by book entry to the securities accounts of the Representatives at DTC for the account of each Underwriter against payment of the purchase price to the Selling Stockholders as described in the preceding paragraph, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholders, as the case may be.

      Time shall be of the essence, and crediting of security entitlements at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
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      3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

      (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

      (b) Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and the Additional Closing Date, if applicable, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

      (c) Financial Statements. The financial statements and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), as applicable, and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; the pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant
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                                                                               5


effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement; and the pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

      (d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental or regulatory authority, except in the case of each of clauses (i),
(ii) and (iii) above as otherwise disclosed in the Registration Statement and the Prospectus.

      (e) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement and the following subsidiaries that the Company intends to dissolve: Akerman Foundation Drilling, Inc. and Industrial Electrical Corporation of Texas, Inc.

      (f) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus,
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                                                                               6


there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options or restricting the voting or transfer of any shares of capital stock of the Company or any such subsidiary; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the form of certificate for the Stock has been duly authorized and is in sufficient form; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than pursuant to the Amended and Restated Credit Agreement, dated as of July 1, 2004, as amended as of December 10, 2004 and as of June 27, 2005 (as so amended, the "Senior Credit Agreement"), among the Company, Pike Electric, Inc., the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent.

      (g) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

      (h) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (i) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

      (j) Description of this Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

      (k) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
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                                                                               7


      (l) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) except as could not reasonably be expected to have a Material Adverse Effect, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

      (m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

      (n) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would not have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

      (o) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company and the Selling Stockholders of the Shares, other than the New York State Stock Transfer Tax in an amount not to exceed $350 per Selling Stockholder.

      (p) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, Dixon Hughes PLLC, who have
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                                                                               8


certified certain financial statements of the Company and its subsidiaries, and Grant Thornton LLP, who have certified certain financial statements of Red Simpson, Inc. and its subsidiaries, are each independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

      (q) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all items of real and personal property described as being owned by them in the Prospectus that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) such as are described in the Prospectus, (ii) those pursuant to the Senior Credit Agreement and (iii) those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and
(B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real and personal property held under leases by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its subsidiaries.

      (r) Title to Intellectual Property. The Company and its subsidiaries own or possess the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus; and the conduct of their respective businesses will not infringe or conflict with any such rights of others, except as could not reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

      (s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

      (t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

      (u) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns (or requested extensions thereof in a timely manner) required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus and as could not reasonably be expected to have a Material Adverse Effect, there is
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                                                                               9


no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

      (v) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus and as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

      (w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

      (x) Compliance With Environmental Laws. The Company and its subsidiaries
(i) are in compliance with any and all, and have not violated any, applicable federal, state and local laws, rules, regulations, judgments and orders relating to the protection of the environment, human health and safety as it relates to the environment, the use, management or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all, and have not violated any, permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, all of which permits, licenses and other approvals are in full force and effect and as to which neither the Company nor any of its subsidiaries has received any notice that such permits, licenses or other approvals will be revoked, modified or otherwise adversely affected; and (iii) have not received notice of, and are not otherwise aware of any facts or circumstances that could result in, any actual or potential violation or liability or other obligation of or affecting the Company or any of its subsidiaries under any Environmental Law, other than exceptions to any of (i), (ii) or (iii) above that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (y) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the
Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan that is subject to the funding rules of Section
412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and
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                                                                              10


the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

      (z) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (aa) Insurance and Bonding. Except to the extent that the Company is self-insured, as described in the Prospectus, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses and are prudent and customary in those businesses in which the Company and its subsidiaries are currently engaged; neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company and its subsidiaries have in effect performance and payment bonds adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.

      (bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (cc) Currency and Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Selling Stockholders, threatened.

      (dd) Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (ee) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

      (ff) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, as to the Selling Stockholders only, the sale of the Shares to be sold by the Selling Stockholders hereunder.

      (gg) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (hh) Business With Cuba. The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      (ii) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

      (jj) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (kk) Regulation G. The adjustments to calculate Adjusted EBITDA, as set forth in the Prospectus in the notes under the caption "Prospectus Summary -- Summary Historical and Pro Forma Financial Data," comply with Regulation G and
Item 10(e) of Regulation S-K of the Commission.

            Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby to each Underwriter.

      4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company that:

      (a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and legally binding agreement enforceable against such Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

      (b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) except as could not reasonably be expected to have a Material Adverse Effect, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

      (c) Title to Shares. Such Selling Stockholder has and will have, immediately prior to the Closing Date and the Additional Closing Date, if applicable, good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code ("UCC") in respect of, the Shares to be sold at the Closing Date and the Additional Closing Date, if applicable, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims, within the meaning of Section 8-105 of the UCC; and such Selling Stockholder has full power, right and authority to sell, transfer and deliver the Shares to be sold at the Closing Date and the Additional Closing Date, if applicable, by such Selling Stockholder in the manner provided in this Agreement.

      (d) Transfer of Security Entitlement. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any adverse claim, within the meaning of Section 8-105 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement.

      (e) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (f) Selling Stockholder Information. The information in the Registration Statement under the caption "Principal and Selling Stockholders" that specifically relates to such Selling Stockholder does not, and on the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Any certificate signed by any Selling Stockholder or any representative of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder as to matters covered thereby to each Underwriter.

      5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

      (a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

      (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

      (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives promptly and reasonably object.

      (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed;
(iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

      (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

      (f) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

      (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

      (h) Clear Market. For a period of 180 days beginning on the date hereof (the "Restricted Period"), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than
(A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing; provided that each recipient of such shares during the Restricted Period that is listed on Schedule III hereto shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto, (C) the issuance by the Company of shares or options to purchase shares of Stock, or the repurchase by the Company of unvested shares of Stock upon termination of service of an employee, director, consultant or other service provider, pursuant to a stock incentive plan in existence on the date hereof or pursuant to an employee stock purchase plan adopted after the date hereof as described in the Prospectus under the heading "Management -- Stock Incentive Plans -- New Employee Stock Purchase Plan," (D) the filing of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan referred to in the preceding clause (C) and (E) the issuance of shares of Stock in connection with the acquisition of another company; provided that (1) the shares of Stock issued do not represent more than 20% of the Company's market capitalization after the issuance and (2) each recipient of such shares during the Restricted Period shall agree to be bound by the restrictions contained in this section.

            If (a) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such 180-day period the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      (i) Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

      (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading "Use of Proceeds."

      (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (l) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange").

      (m) Reports. During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system (including, in each case, by posting such information on the Company's web site or by submitting such information to the Commission via EDGAR).

      (n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

            Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

      (a) Notice of Changes in Selling Shareholder Information. Such Selling Stockholder will advise the Underwriters promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of any change in information in the Registration Statement or the Prospectus under the caption "Principal and Selling Stockholders" that specifically relates to such Selling Stockholder.

      (b) Clear Market. During the Restricted Period, such Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (including, without limitation, Stock that may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the Commission and securities that may be issued upon exercise of a stock option or warrant) or
(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the Representatives, in each case other than (A) the Shares to be sold by such Selling Stockholder hereunder, (B) transactions relating to shares of Stock or other securities acquired in open market transactions after the Closing Date; provided that no filing by any party (transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with subsequent sales of shares of Stock or other securities acquired in such open market transactions, (C) transfers of which the Underwriters have been advised in writing of shares of Stock or any security convertible into Stock as a bona fide gift or for no consideration; provided that each transferee during the Restricted Period shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto, (D) transfers by will or intestate of which the Underwriters have been advised in writing; provided that each transferee during the Restricted Period shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto, (E) transfers to any trust, partnership or limited liability company for the direct or indirect benefit of such Selling Stockholder or the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) of such Selling Stockholder for estate planning purposes; provided that (1) the trustee of the trust, the partnership or the limited liability company, as the case may be, during the Restricted Period shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto, (2) no such transfer shall involve a disposition for value and (3) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer, and (F) transfers by any corporation, partnership, limited liability company or other entity to an affiliate; provided such affiliate shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto.

            If (a) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such 180-day period the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      (c) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

      (d) No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

      (a) Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

      (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the Additional Closing Date, if applicable; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and the Additional Closing Date, if applicable.

      (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

      (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no change or decrease specified in the letter referred to in paragraph (g), (h) or (i) of this Section 7 and no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date and the Additional Closing Date, if applicable, on the terms and in the manner contemplated by this Agreement and the Prospectus.

      (e) Certificate of the Company. The Representatives shall have received on and as of the Closing Date and the Additional Closing Date, if applicable, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) to the effect that such officers have carefully reviewed the Registration Statement and the Prospectus and that (A) the representation of the Company set forth in Section 3(d) hereof is true and correct, (B) the other representations and warranties of the Company in this Agreement are true and correct, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in paragraphs (a) and (c) above. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (f) Certificates of the Selling Stockholders. The Representatives shall have received on and as of the Closing Date and the Additional Closing Date, if applicable, a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, to the effect that such Selling Stockholder has carefully reviewed the Registration Statement and the Prospectus and that the representation of such Selling Stockholder set forth in Section 4(f) hereof is true and correct and (ii) that the other representations and warranties of such Selling Stockholder in this agreement are true and correct, and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Date or the Additional Closing Date, as the case may be.

      (g) Comfort Letter of Ernst & Young LLP. On the date of this Agreement and on the Closing Date and the Additional Closing Date, if applicable, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date and the Additional Closing Date, if applicable, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

      (h) Comfort Letter of Grant Thornton LLP. On the date of this Agreement and on the Closing Date and the Additional Closing Date, if applicable, Grant Thornton LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of Red Simpson, Inc. and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date and the Additional Closing Date, if applicable, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

      (i) Comfort Letter of Dixon Hughes PLLC. On the date of this Agreement and on the Closing Date and the Additional Closing Date, if applicable, Dixon Hughes PLLC shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company for the fiscal year ended June 30, 2002 and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date and the Additional Closing Date, if applicable, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

      (j) Opinion of Counsel for the Company and LGB Pike II LLC. Cravath, Swaine & Moore LLP, counsel for the Company and LGB Pike II LLC, shall have furnished to the Representatives, at the request of the Company and the LGB Pike II LLC, their written opinion, dated the Closing Date and the Additional Closing Date, if applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

      (k) Opinions of North Carolina Counsel for the Company and Reginald L. Banner. Bell, Davis & Pitt, P.A., North Carolina counsel for the Company and for Reginald L. Banner, shall have furnished to the Representatives, at the request of the Company and Mr. Banner, respectively, their written opinions, dated the Closing Date and the Additional Closing Date, if applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annexes B and C hereto.

      (l) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date and the Additional Closing Date, if applicable, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

      (m) No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no action thereunder shall have been taken, that would, as of the Closing Date and the Additional Closing Date, if applicable, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and the Additional Closing Date, if applicable, prevent the issuance or sale of the Shares.

      (n) Good Standing. The Representatives shall have received on and as of the Closing Date and the Additional Closing Date, if applicable, satisfactory evidence of the good standing of the Company and its material subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

      (o) Exchange Listing. The Shares to be delivered on the Closing Date and Additional Closing Date, if applicable, shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

      (p) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed on Schedule III hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date and the Additional Closing Date, if applicable.

      (q) Additional Documents. On or prior to the Closing Date and the Additional Closing Date, if applicable, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

      All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      8. Indemnification and Contribution.

      (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

      (b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders agrees severally but not jointly to indemnify and hold harmless, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus; provided that the liability of such Selling Stockholder pursuant to this subsection (b) shall not exceed the proceeds from the offering (before deducting underwriting discounts, commissions and expenses) received by such Selling Stockholder.

      (c) Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph
(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the eighth, fifteenth, sixteenth and seventeenth paragraphs under the caption "Underwriting."

      (d) Indemnification in Connection with Directed Share Program. The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., its affiliates, directors, officers, employees and agents and each person, if any, who controls Citigroup Global Markets Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ("Citigroup Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or the Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or the Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities that, immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

      (e) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified

Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for a Selling Stockholder shall be designated in writing by such Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(d) hereof in respect of such action or proceeding, then in addition to a separate firm for the Indemnified Persons as set forth in this paragraph, the Indemnifying Person shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., its affiliates, directors, officers, employees and agents, and each person, if any, who controls Citigroup Global Markets Inc. within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

      (f) Contribution. If the indemnification provided for in paragraphs (a),
(b), (c) and (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Selling Stockholders' obligations in this paragraph (f) to contribute are several in proportion to the number of shares sold by each Selling Stockholder and not joint.

      (g) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (f) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Sections 3 and 4 hereof and under the indemnity and contribution agreements contained in this
Section 8 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

      (h) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

      9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and
(ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

      10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, if the effect of any such event specified in this clause (iv), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

      11. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

      (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

      (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph
(b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 11 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of
Section 8 hereof shall not terminate and shall remain in effect.

      (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

      12. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations and the obligations of the Selling Stockholders hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and Selling Stockholders' counsel and Company's independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company and the Selling Stockholders in connection with any "road show" presentation to potential investors; (x) all expenses and application fees related to the listing of the Shares on the Exchange; (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program; (xii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material; and (xiii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood that except as provided in this Section, Section 8 and Section 11, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they make. The provisions of this Section 12(a) shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of expenses among themselves.

      (b) If (i) this Agreement is terminated pursuant to Section 10(ii), (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares due to any failure of the Company or any Selling Stockholder to comply with the terms or fulfill the conditions set forth in this Agreement (other than by reason of default by any of the Underwriters), the Company agrees to reimburse the Underwriters severally on demand for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. If the Company is required to make any payments to the Underwriters under this Section 12 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 7, the Selling Stockholders, pro rata in proportion to the percentage of Shares to be sold by each, shall reimburse the Company on demand for all amounts so paid.

      13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

      15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

      16. Role of Underwriters. The Company and the Selling Stockholders acknowledge and agree that the Underwriters are acting solely in the capacity of an arm's-length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of the Shares (including in connection with determining the price and other terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters, to the extent they deem appropriate, and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company or the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders. The Company and the Selling Stockholders acknowledge that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company's securities, some of which services or relationships may involve interests that differ from those of the Company and the Selling Stockholders and need not be disclosed to the Company or the Selling Stockholders, unless otherwise required by law. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have with respect to the offering of the Shares (including in connection with determining the price and other terms of the offering) against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or, to the extent applicable, the Selling Stockholders.

      17. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

      (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (Fax: (212) 816-7912); Attention:
General Counsel. Notices to the Company shall be given to it at Pike Electric Corporation, P.O. Box 868, Mount Airy, NC 27030, (Fax: (336) 719-4330);
Attention: Mark Castaneda. Notices to LGB Pike II LLC shall be given to it at ______________, ______________, ______________, (Fax: ________); Attention:
_____________. Notices to Mr. Reginald L. Banner shall be given to him at
______________, ______________, ______________, (Fax: ________); Attention:
_____________.

      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

      (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

      (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                              Very truly yours,

                              PIKE ELECTRIC CORPORATION

                              By:
                                  -----------------------
                                  Name:
                                  Title:

                              LGB PIKE II LLC,

                                by LINDSAY GOLDBERG & BESSEMER L.P.,
                                its manager

                                 by LINDSAY GOLDBERG & BESSEMER GP L.P.,
                                 its general partner

                                  by LINDSAY GOLDBERG & BESSEMER GP LLC,
                                  its general partner



                              By:
                                  -----------------------
                                  Name:
                                  Title:

                              By:
                                  -----------------------
                                  Name:
                                  Title:





                              ------------------------------
                                 REGINALD L. BANNER

Accepted: __________, 2005

CITIGROUP GLOBAL MARKETS INC.



By: ___________________________
      Authorized Signatory

J.P. MORGAN SECURITIES INC.



By: ___________________________
      Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
 in Schedule I hereto.

                                                                         ANNEX A


                 FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP

      (a) The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

      (b) The Company's authorized equity capitalization is as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

      (c) The Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

      (d) Immediately prior to the consummation of the transactions described in the Agreement, each of the Selling Stockholders was the sole record holder of the Shares to be sold at the Closing Date and the Additional Closing Date, if applicable, by it under the Agreement; LGB Pike II LLC has full corporate power, right and authority to sell the Shares to be sold by it; and, upon the payment and transfer contemplated by the Agreement, assuming that the Underwriters purchase the Shares sold by the Selling Stockholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriters will acquire a valid security entitlement in respect of such Shares, and no action based on any adverse claim to such Shares may be asserted against the Underwriters with respect to such security entitlement.

      (e) The Agreement has been duly authorized, executed and delivered by the Company and by LGB Pike II LLC.

      (f) The execution, delivery and performance by the Company of the Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Agreement will not
(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any of the agreements set forth on a schedule to the opinion acceptable to counsel to the Underwriters, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any federal or New York law or statute or the Delaware General Corporation Law or, to the knowledge of such counsel, any judgment, order or decree of any federal or New York court or governmental or regulatory authority or any court or governmental or regulatory authority acting pursuant to the Delaware General Corporation Law.

      (g) No consent, approval, authorization, order, registration or qualification of or with any federal or New York court or governmental or regulatory authority or, to the extent required under the Delaware General Corporation Law, any Delaware court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date and compliance by the Company with the terms of and the consummation of the transactions contemplated by the Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.


      (h) The sale of the Shares and the execution and delivery by LGB Pike II LLC of, and the performance by LGB Pike II LLC of its obligations under, the Agreement and the consummation of the transactions contemplated therein, (i) have been duly authorized on the part of LGB Pike II LLC and (ii) (a) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement set forth on a schedule to the opinion acceptable to counsel to the Underwriters, (b) will not result in any violation of the provisions of the certificate of formation or limited liability company agreement of LGB Pike II LLC or (c) result in any violation of any applicable federal or New York law or statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or, to the knowledge of such counsel, any judgment, order or decree of any federal or New York court or governmental or regulatory authority or any Delaware court or arbitrator or governmental or regulatory authority acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act.



      (i) No consent, approval, authorization, order, registration or qualification of or with any federal or New York court or governmental or regulatory authority or, to the extent required under the Delaware General Corporation Law or the Delaware Limited Liability Company Act, any Delaware court or governmental or regulatory authority is required for the sale of the applicable Shares or the consummation by LGB Pike II LLC of the transactions contemplated by the Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.


      (j) Holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under federal or New York law or under the Delaware General Corporation Law in connection with the issuance of the Shares. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the capital stock of the Company pursuant to the Company's charter or bylaws or any agreement or other instrument identified on a schedule to the opinion acceptable to counsel to the Underwriters.

      (k) No person has the right pursuant to any agreement or other instrument identified on a schedule to the opinion acceptable to counsel to the Underwriters to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or the sale of the Shares to be sold by the Selling Stockholders hereunder.

      (l) The statements made in the Prospectus under the caption "Material United States Federal Tax Consequences for Non-U.S. Stockholders," insofar as they purport to describe the material U.S. tax consequences of an investment in the Shares by a non-U.S. holder, constitute accurate summaries of the matters described therein in all material respects.

      (m) The statements made in the Prospectus under the caption "Description of Capital Stock" and in Part II of the Registration Statement under the caption "Indemnification of Directors and Officers," insofar as they purport to constitute summaries of the terms of the capital stock of the Company and of the terms of the Delaware General Corporation Law constitute accurate summaries of the matters described therein in all material respects.

      (n) To the knowledge of such counsel, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings before any court or governmental agency or authority of a character required under the Securities Act to be described in the Prospectus and that are not so described and (ii) there are no contracts or other documents of a character required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Prospectus and that have not been filed or described as required.

      (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (p) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

            Such counsel shall also deliver a letter stating that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as expressly provided above), on the basis of information gained in the course of the performance of the services rendered, the Registration Statement, at the time it became effective, and the Prospectus, as of the Closing Date and the Additional Closing Date, if applicable (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel need express no view), appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, and that such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at its date and at the Closing Date and the Additional Closing Date, if applicable, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel need express no view).

            In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

            The opinion of Cravath, Swaine & Moore LLP described above shall be rendered to the Underwriters at the request of the Company and LGB Pike II LLC and shall so state therein.

                                                                         ANNEX B


                  FORM OF OPINION OF NORTH CAROLINA COUNSEL FOR
                                   THE COMPANY


      (a) Each of the North Carolina Subsidiaries has been duly organized and is validly existing and in good standing under the laws of North Carolina, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect as such term is defined in the Agreement.


      (b) All the outstanding shares of capital stock or other equity interests of each of the North Carolina Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company in the case of PEI and by PEI in the case of PESC, free and clear of any perfected security interest (other than pursuant to the Senior Credit Agreement) and, to our knowledge, any other lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.


      (c) The execution, delivery and performance by the Company of the Agreement, the issuance of the Shares to be sold by the Company and the sale of the Shares to be sold by the Company and delivered on the Closing Date and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Agreement will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the North Carolina Subsidiaries or (ii) result in the violation of any North Carolina law or statute or, to our knowledge, any judgment, order or decree of any North Carolina court or governmental or regulatory authority; provided, however, no opinion herein rendered with respect to any potential violation of applicable federal or state securities laws with respect to the purchase and distribution of the Shares by the Underwriters.



      (d) No consent, approval, authorization, order, registration or qualification of or with any federal or North Carolina court or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Selling Stockholders of the Agreement, the issuance of the Shares to be sold by the Selling Stockholders and sale of the Shares to be sold by the Company and delivered on the Closing Date and compliance by the Company with the terms of and the consummation of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained under the Securities Act or as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

      (e) To our knowledge, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the North Carolina Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the North Carolina Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options or restricting the voting or transfer of any shares of capital stock of the North Carolina Subsidiaries.


      (f) To our knowledge, no person has the right to require the North Carolina Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company under the Agreement or the sale of the Shares to be sold by the Selling Stockholders under the Agreement.






      (g) The North Carolina Subsidiaries are not (i) in violation of their respective charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which they are a party or by which they are bound or to which any of their property or assets is subject; or
(iii) in violation of any federal or North Carolina law or statute or any judgment, order, rule or regulation of any federal or North Carolina court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the power or ability of the Company to perform its obligations under the Agreement.



      (h) To our knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which either of the North Carolina Subsidiaries are or may be a party or to which any property of the North Carolina Subsidiaries are or may be the subject which, individually or in the aggregate, if determined adversely to the North Carolina Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

      (i) To our knowledge, the North Carolina Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal or state or local governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the power or ability of the Company to perform its obligations under the Agreement; and, to our knowledge, the North Carolina Subsidiaries have not received notice of any revocation or modification of any such license, certificate, permit or authorization or have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

      (j) To our knowledge, the North Carolina Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) those pursuant to the Senior Credit Agreement, as defined in the Agreement, and (ii) those that (A) do not materially interfere with the use made and proposed to be made of such property by the North Carolina Subsidiaries and (B) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or adversely affect the power or ability of the Company to perform its obligations under the Agreement.

      (k) To our knowledge, the North Carolina Subsidiaries are in compliance with all Environmental Laws, as defined in the Agreement, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; to our knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the North Carolina Subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or adversely affect the power or ability of the Company to perform its obligations under the Agreement.

                                                                         ANNEX C


                  FORM OF OPINION OF NORTH CAROLINA COUNSEL FOR
                               REGINALD L. BANNER

      (a) Immediately prior to the consummation of the transactions described in the Agreement, Banner was the sole record holder of the Shares to be sold at the Closing Date by Banner under the Agreement, free and clear of all liens, encumbrances, equities or adverse claims.

      (b) The Agreement has been duly executed and delivered by Banner.

      (c) The sale of the Shares, and the execution and delivery by Banner of, and the performance by Banner of his obligations under, the Agreement and the consummation of the transactions contemplated therein, (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Banner is a party or by which Banner is bound or to which any of his property or assets is subject or (ii) result in any violation of any applicable federal or North Carolina law or statute or, to our knowledge, any judgment, order or decree of any federal or North Carolina court or governmental or regulatory authority; provided, however, that no opinion is herein rendered with respect to any potential violation of applicable federal or state securities laws with respect to the purchase and distribution of the Shares by the Underwriters.

      (d) No consent, approval, authorization, order, registration or qualification of or with any federal or North Carolina court or governmental or regulatory authority is required for the execution, delivery and performance by Banner of the Agreement, the sale of the applicable Shares to be sold by Banner and delivered on the Closing Date and the compliance by Banner with the terms of and the consummation by Banner of the transactions contemplated by the Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                                                                       EXHIBIT A


                            FORM OF LOCK-UP AGREEMENT

                                                                 ______ __, 2005

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
  as Representatives of the
  several Underwriters listed
  in Schedule I to the Underwriting
  Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

                  Re: Pike Electric Corporation Public Offering

Ladies and Gentlemen:

      The undersigned understands that you, as representatives (the "Representatives") of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Pike Electric Corporation, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of common stock of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

      In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days beginning on the date of the Underwriting Agreement (the "Restricted Period"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the Restricted

Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. If (a) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Closing Date; provided that no filing by any party (transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with subsequent sales of shares of Common Stock or other securities acquired in such open market transactions, (b) transfers of which the Underwriters have been advised in writing of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or for no consideration; provided that each transferee during the Restricted Period shall sign and deliver a lock-up letter substantially in the form this Letter Agreement, (c) transfers by will or intestate of which the Underwriters have been advised in writing; provided that each transferee during the Restricted Period shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement, (d) transfers to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned for estate planning purposes; provided that (1) the trustee of the trust, the partnership or the limited liability company, as the case may be, during the Restricted Period shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement, (2) no such transfer shall involve a disposition for value and (3) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer, and (e) transfers by any corporation, partnership, limited liability company or other entity to an affiliate; provided such affiliate shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement.

      In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

      The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

      The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

      This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                    Very truly yours,

                                    [Name of Signatory]



                                    By:
                                        -----------------------
                                        Name:
                                        Title: